Exhibit 99.6

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-4 of Nexstar Broadcasting Group, Inc., and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a director of Nexstar Broadcasting Group, Inc., to all references to me in connection therewith and to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Dennis FitzSimons
Name:	Dennis FitzSimons
Date:	March 22, 2016